EXHIBIT A

                            SHAREHOLDER SERVICE FEES


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FUND NAME                        CLASS OF SHARES            SHAREHOLDER SERVICES
                                                                   FEE
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Thomson Horstmann & Bryant
MicroCap Fund                    Investor Class Shares            0.25%
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Thomson Horstmann & Bryant
Small Cap Value Fund             Investor Class Shares            0.25%
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Amended: August 13, 2013